Exhibit 99.1

IPASS REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

REDWOOD SHORES, Calif. — May 7, 2012 — iPass Inc. (NASDAQ: IPAS), the global Wi-Fi services and enterprise mobility leader, today announced financial results for the first quarter ended March 31, 2012.

“We saw strong growth in deployments and usage of our Open Mobile Enterprise offering in the first quarter, as customer adoption and scaling of the new platform is on the rise,” said Evan Kaplan, president and CEO of iPass. “Open Mobile active monetized users grew by 150% from December to more than 135,000. We believe these encouraging results are just the beginning as we expect nascent smartphone and tablet penetration into our user base to be a strong growth driver going forward. We also are seeing strong traction in our OMX business as new carriers and mobile operators continue to sign agreements, further enhancing our strategic value and solidifying our market-leading position of enabling global Wi-Fi roaming.”

“On the strength of our Open Mobile growth we delivered another quarter of platform revenue growth, despite the anticipated decline of legacy-driven network revenue,” said Steven Gatoff, senior vice president and CFO of iPass. “We were pleased that continued strong expense and working capital management in the first quarter yielded Adjusted EBITDA income and an increase in cash to a balance of $25.8 million at quarter end.”

iPass reported revenues of $33.3 million for Q1 2012, compared to $34.4 million in Q4 2011 and $36.4 million in Q1 2011.

iPass reported a net loss of $1.3 million for Q1 2012, compared to a net income of $0.3 million for Q4 2011 and a net loss of $1.5 million for Q1 2011. Adjusted EBITDA income was thirty-three thousand dollars for Q1 2012, compared to Adjusted EBITDA income of $1.2 million in Q4 2011 and Adjusted EBITDA loss of $0.9 million in Q1 2011.

Recent Operating Highlights

Strong Growth and Scale in Open Mobile Enterprise (iPass OME):

•

Grew the number of active Open Mobile Enterprise monetized users by more than 80,000 users, or 150%, sequentially since December 2011 to end March 2012, with more than 135,000 active users of Open Mobile Enterprise.

•

Increased the number of gross Open Mobile Enterprise monetized users by 90,000 users, or 39%, since December 2011 to end March 2012, with more than 320,000 gross monetized users of Open Mobile Enterprise.

•

Launched iPass Open Mobile Express, a lightweight version of iPass Open Mobile, which provides enterprises with quick, easy and cost-effective access to iPass’ global Wi-Fi network. iPass Open Mobile Express offers individual departments and enterprises of all sizes seamless Wi-Fi connectivity and basic reporting services for smartphones, tablets and laptops while ensuring consistent user experience across all devices without costly 3G/4G roaming charges and expensive Wi-Fi day passes.

•	Partnered with MobileIron, a leader in Mobile Device Management (MDM), to securely distribute mobile applications using MobileIron’s Enterprise App Storefront.

•

Signed numerous global enterprise customers to the Open Mobile Enterprise Platform, including several Fortune 1000 enterprises such as Intel, Deere and Company, Emerson Electric, Rockwell Collins, Charles Schwab, ABN Amro, Plantronics, Ernst & Young and Cap Gemini. iPass exited the quarter with more than 440 enterprise customers on the Open Mobile Platform.

•

Released new versions of iPass Open Mobile with continued expansion of functionality for laptops (Windows and Macintosh) as well as smartphone and tablet clients (Android & iOS), such as the new version of iPass Open Mobile for iOS that is optimized to take advantage of the higher resolution and user interface of the iPad.

•	Launched the Japanese version of iPass Open Mobile 2.0 for laptops (Windows) as well as smartphone and tablet clients (Android & iOS).

Continued Expansion of the Breadth and Strategic Reach of iPass Global Wi-Fi Network:

•

Joined the Wi-Fi Alliance and announced support for the development of Next Generation Hotspot and Hotspot 2.0 Wi-Fi standards initiatives that are important to simplify connectivity to Wi-Fi hotspots from mobile devices such as smartphones and tablets. This new technology helps remove end-user friction, drives potential exponential increase in market opportunities for mobile carriers and further enables the iPass value proposition around its role of policy distribution and enforcement, and connectivity intelligence.

•	Added Wi-Fi hotspots covering important European hotel conference centers through an expanded partnership with iBAHN.

•

Grew the iPass global Wi-Fi Network to more than 780,000 Wi-Fi hotspots in 118 countries, including more than 3,000 airport hotspots, more than 60,000 hotels and convention centers, and over 657,000 retail and small business locations, increasing the breadth of the largest worldwide commercial-grade Wi-Fi footprint and authentication fabric to support the unique asset value and increased utility of its Open Mobile services.

Increased Momentum and Traction with iPass Open Mobile Exchange (iPass OMX):

•

Strong continued traction building-out the iPass OMX ecosystem with new platform relationships with key carrier partners including mobile operators, telecommunication service providers, resellers and mobile virtual network operators.

•

Signed several strategic carrier partners across Europe, the Middle-East, the United States, South America and Asia to the iPass Open Mobile Exchange platform, including Cubic Telecom, Zain Group and Oi, exiting Q1 with 12 carrier customers. iPass Open Mobile Exchange enables these carriers to offer their subscribers new Wi-Fi based mobility services and access to the world’s largest commercial Wi-Fi network.

Continued Revenue Growth at iPass Managed Network Services (iPass MNS):

•

Grew iPass MNS revenue organically by approximately 15% year-over-year on continued traction with its fully-managed high bandwidth Branch VPN service in retail and financial markets, including multi-year renewals with a large retail transportation company and a large international banking institution.

•

Launched a new managed Wi-Fi service offering in North America during the quarter that expands the iPass MNS platform and leverages iPass’ mobility expertise to enable enterprises and large retailers to deliver in-store/in-office Wi-Fi to their employees and customers, which included a new agreement with a large national retailer of office products.

•

Recently released a new Wide Area Network product offering with significantly faster speeds over MPLS services called iPass MultiLink Connect which offers enterprises a fully-managed, highly available WAN IP VPN solution and that provides a strong foundation for retail or branch office Wi-Fi networks.

Financial Highlights and Metrics

Q1 2012

(unaudited; in millions)	Q1’12	Q4’11	Q1’11
Revenue:
Mobility Services:(1)	$25.2	$26.5	$29.3
Network Revenue	19.2	20.3	24.0
Platform Revenue	5.4	5.3	4.4
Other Fees	0.6	0.9	0.9
Managed Network Services (MNS)	8.1	7.9	7.1

Total Revenue	$33.3	$34.4	$36.4
GAAP Net Income/(Loss)	$(1.3)	$0.3	$(1.5)
Adjusted EBITDA Income/(Loss)(2)	$0.0	$1.2	$(0.9)
Cash and Cash Equivalents at Period End	$25.8	$25.4	$27.3
Shares of Common Stock Outstanding at Period End	60.5	59.1	58.1

(1)	iPass Mobility Services includes (i) the company’s Enterprise Mobility Services business (which consists of its iPass Open Mobile Enterprise offering and the legacy Mobile Office offering), and (ii) the iPass Open Mobile Exchange offerings. iPass OMX revenue of approximately $0.1 for Q1 2012, $0.2 million for Q4 2011 and $0.2 million for Q1 2011 are included in Mobility Services revenue.
(2)	The definition of Adjusted EBITDA and the reconciliation of Non-GAAP to GAAP financial measures are discussed below.

Selected Operating Metrics

iPass uses certain key metrics described below to evaluate the operating performance and its success in growing its business. In addition to the Total Average Monthly Monetized Users metric, the Open Mobile Enterprise (OME) monetized user metrics provide additional visibility into the overall adoption and monetization of the new Open Mobile platform. The following tables reflect these key monetized user metrics for the periods presented:

Monetized Users

	March 2012	December 2011	March 2011
OME Monetized Users:
Active (1)	135,000	54,000	7,000
Paying, Undeployed (2)	186,000	177,000	12,000

Gross OME Monetized Users (3)	321,000	231,000	19,000

	Q1’12	Q4’11	Q1’11
Total Average Monthly Monetized Users (4)	582,000	572,000	611,000
Network	139,000	151,000	179,000
Platform	541,000	525,000	555,000
Network Gross Margin (5)	46.4%	45.1%	44.2%

(1)	Represents the number of Open Mobile Enterprise users in the month presented who were billed platform fees and who have used or deployed Open Mobile.
(2)	This metric represents the number of Open Mobile Enterprise users for which Open Mobile platform fees were billed for the period but that have not yet used Open Mobile or fully-deployed.
(3)	Represents the sum of both Active and Paying, Undeployed Open Mobile Enterprise monetized users.
(4)	Average Monthly Monetized Users (AMMU) metric is based on the number of active users of iPass’ network and platform services across both its legacy Mobile Office offering and new Open Mobile Enterprise offerings. The AMMU number represents the average number of users per month, during the quarter, for which a fee was billed by iPass to a customer for such users. Note that there is some overlap for users that may be active users of both Network and Platform services in a given month.
(5)	Network Gross Margin is defined as (Mobility Network Revenue plus MNS Revenue less Network Access Costs) divided by (Mobility Network Revenue plus MNS Revenue).

Q2 2012 Guidance

For the second quarter of 2012 ending June 30, 2012, iPass anticipates total revenue and adjusted EBITDA income (loss) to be in the following ranges:

Total Revenue	$31 – 34 million
Adjusted EBITDA Income (Loss) (1)	$(1.25) – 0.25 million

(1)	A reconciliation of Adjusted EBITDA income (loss) to GAAP net loss is provided in the attached schedules. The guidance for Adjusted EBITDA income (loss) for the second quarter of 2012 does not include the impact of any foreign exchange gains or losses.

Conference Call and Webcast Information

iPass will host a live conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time). The conference call phone number is (877) 723-9511 toll-free and (719) 325-4805 direct-dial with a confirmation code of 9514173. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com.

A telephone replay of the conference call will be available until June 30, 2012. The replay number is (888) 203-1112 and (719) 457-0820. The confirmation code for the replay is 9514173. The webcast will be available for replay until iPass reports its second quarter 2012 results.

Upcoming Investor Conference

iPass management will be presenting at the B. Riley Annual Investor Conference on May 22, 2012 in Los Angeles. Evan Kaplan, president and CEO, and Steven Gatoff, senior vice president and CFO of iPass, will provide an overview of the company’s business, growth strategy and financial fundamentals.

Cautionary Information About Forward-Looking Statements

The statements in this press release regarding customer adoption and scaling of the new platform being on the rise; iPass’ expectation that its encouraging results are just the beginning and that nascent smartphone and tablet penetration into its user base will be a strong growth driver going forward; iPass seeing strong traction in its OMX business as new carriers and mobile operators continue to sign agreements further enhancing its strategic value and solidifying its market-leading position; and iPass’ projections of its second quarter 2012 financial results under the caption “Q2 2012 Guidance” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that the Open Mobile platform and Open Mobile Exchange will not achieve the market acceptance iPass expects; the risk that iPass customers and partners may not be willing to agree to minimum purchase and resale commitments at the rate iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments; the risk that iPass carrier and channel partners do not successfully market iPass services to their customers; the risk that iPass does not accurately predict usage for its Enterprise Flat Rate price plan which could result in iPass expenses exceeding revenues for these plans; the risk that iPass customers do not widely deploy iPass Open Mobile on smartphones, tablets and other mobile handheld devices; the risk that demand for mobility services does not grow as iPass expects; the risk of facing strong competition in the market for mobility services and managed network services; the risk that iPass fails to address market requirements, evolving standards and technological changes in the mobility services industry; and the risk that a meaningful portion of iPass business is international which subjects iPass business to additional risks. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ 2011 Annual Report on Form 10-K filed with the SEC and available at the SEC’s Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.

Information Regarding Non-GAAP Financial Measures

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). In addition to iPass’ GAAP results, the company also considers Adjusted EBITDA as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP. This non-GAAP financial measure should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company’s liquidity.

The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock compensation expense, restructuring charges, certain state sales and federal tax charges, and one-time non-recurring/discrete items. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources. Adjusted EBITDA is also a component of the company’s incentive compensation plan.

Furthermore, the company believes the use of Adjusted EBITDA is useful to investors for several reasons, including;

1)	To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2)	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3)	To facilitate comparisons to the operating results of other companies in the company’s industry, which use similar financial measures to supplement their GAAP results.

About iPass Inc.

iPass helps enterprises and telecom service providers ensure their employees and subscribers stay well connected. Founded in 1996, iPass (NASDAQ: IPAS) delivers the world’s largest commercial-grade Wi-Fi network and trusted connectivity platform. With over 780,000 Wi-Fi hotspots across 118 countries and territories, iPass gives its customers always-on, frictionless connectivity anywhere in the world – simply, securely and cost effectively. Additional information is available at www.iPass.com or on Smarter Connections, the iPass blog.

CONTACT:

Investor Relations

ir@ipass.com

+1 650-232-4110

NOTE: iPass® is a registered trademark of iPass Inc. Open Mobile, OME, Open Mobile Express, Open Mobile Exchange and OMX are trademarks of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. Other company names, logos and product or service names mentioned herein are the trademarks owned by their respective owners.

iPASS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$25,812	$25,439
Accounts receivable, net of allowance for doubtful accounts of $1,519 and $1,605, respectively	21,060	21,307
Prepaid expenses and other current assets	5,690	5,938

Total current assets	52,562	52,684
Property and equipment, net	5,296	4,013
Intangible assets, net	109	169
Other assets	6,114	6,239

Total assets	$64,081	$63,105

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,461	$8,701
Accrued liabilities	9,740	9,502
Deferred revenue, short-term	4,042	3,852

Total current liabilities	23,243	22,055
Deferred revenue, long-term	3,300	3,134
Other long-term liabilities	417	469

Total liabilities	$26,960	$25,658

Stockholders’ equity:
Common stock	61	59
Additional paid-in capital	210,571	209,624
Accumulated deficit	(173,511)	(172,236)
Accumulated other comprehensive income (loss)	—	—

Total stockholders’ equity	37,121	37,447

Total liabilities and stockholders’ equity	$64,081	$63,105

iPASS INC.

CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2012	2011
Revenues	$33,294	$36,404
Cost of revenues and operating expenses:
Network access costs	14,640	17,392
Network operations	5,399	5,898
Research and development	3,702	3,638
Sales and marketing	5,350	5,745
General and administrative	5,259	4,825
Restructuring charges (benefits) and related adjustments	(4)	(165)
Amortization of intangible assets	60	60

Total cost of revenues and operating expenses	34,406	37,393

Operating loss	(1,112)	(989)
Interest income	3	85
Foreign exchange gains (losses), net	(29)	(343)

Loss before income taxes	(1,138)	(1,247)
Provision for income taxes	137	230

Net loss	$(1,275)	$(1,477)

Comprehensive loss	$(1,275)	$(1,477)

Basic and diluted net loss per share	$(0.02)	$(0.03)
Weighted average number of common shares outstanding - Basic	59,757,876	57,973,440
Weighted average number of common shares outstanding - Diluted	59,757,876 (1)	57,973,440 (1)

(1)	Given the net loss for the period, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since the effect would have been anti-dilutive.

iPASS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(1,275)	$(1,477)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	529	453
Amortization of intangible assets	60	60
Depreciation, amortization and accretion	623	624
Loss on disposal of property and equipment	—	65
Provision for doubtful accounts	(87)	98
Changes in operating assets and liabilities:
Accounts receivable	334	2,140
Prepaid expenses and other current assets	248	(182)
Other assets	125	331
Accounts payable	637	(2,474)
Accrued liabilities	238	(3,126)
Deferred revenues	356	110
Other liabilities	(52)	(66)

Net cash provided by (used in) operating activities	1,736	(3,444)

Cash flows from investing activities:
Purchases of property and equipment	(1,783)	(319)

Net cash used in investing activities	(1,783)	(319)

Cash flows from financing activities:
Proceeds from issuance of common stock	420	267

Net cash provided by financing activities	420	267

Net increase (decrease) in cash and cash equivalents	373	(3,496)
Cash and cash equivalents at beginning of period	25,439	30,746

Cash and cash equivalents at end of period	$25,812	$27,250

Supplemental disclosures of cash flow information:
Net cash paid (refunded) for taxes	$223	$167
Accrued amounts for acquisition of property and equipment	$511	$148

iPASS INC.

RECONCILIATION OF NON-GAAP TO GAAP METRICS

(Unaudited, in thousands)

		Three Months Ended
		March 31, 2012	December 31, 2011	March 31, 2011
I	Reconciliation of Adjusted EBITDA Income (Loss) to GAAP Net Income (Loss):
	Adjusted EBITDA Income (Loss)	$33	$1,151	$(910)
	(a) Interest income	3	7	85
	(b) Income tax (expense) benefit	(137)	(44)	(230)
	(c) Depreciation of property and equipment	(623)	(527)	(624)
	(d) Amortization of intangible assets	(60)	(60)	(60)
	(e) Stock-based compensation	(529)	(377)	(453)
	(f) Restructuring (charges) benefits and related adjustments	4	(11)	165
	(g) Certain state sales and federal tax items and other discrete items	34	190	550

	GAAP Net Income (Loss)	$(1,275)	$329	$(1,477)

	Q2 2012 Guidance
		(Unaudited, in millions)
II	Reconciliation of Q2 2012 Adjusted EBITDA Income (Loss) to GAAP Net Loss:
	Adjusted EBITDA Income (Loss) (1)	$(1.3)	—	$0.3
	(a) Provision for (benefit from) income taxes		(0.1)
	(b) Depreciation of property and equipment		(0.5)
	(c) Amortization of intangible assets		(0.1)
	(d) Stock-based compensation		(0.4)

	GAAP Net Loss	$(2.4)		$(0.8)

(1)	The Q2 2012 Guidance for Adjusted EBITDA income (loss) does not include the impact of any foreign exchange gains or losses.